SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

July 18, 2012

SKAGIT STATE BANCORP, INC.

(Exact name of registrant as specified in its charter)

Washington

(State or other jurisdiction of incorporation)

000-52096	20-5048602
Commission File Number	IRS Employer Identification No.

301 East Fairhaven Avenue
Burlington, Washington 98233
(Address of principal executive offices)  (zip code)

Registrant’s telephone number, including area code: (360) 755-0411

Not Applicable

(Former Name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act of  (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act of  (17 CFR 240.13e-4(c))

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 18, 2012 Skagit State Bancorp, Inc. (“Skagit”) announced the appointment of Chad Fisher to Skagit’s Board of Directors.  Mr. Fisher was also appointed to serve on the Board of its bank subsidiary, Skagit State Bank.  Mr. Fisher will join the boards in September 2012. Mr. Fisher has been the owner of Chad Fisher Construction, LLC (originally Chad Fisher Consulting, LLC) since 2008. Prior to that time, Mr. Fisher was an officer and a principal stockholder of Fisher and Sons Inc.  Mr. Fisher was also appointed to serve on the Audit and Compensation Committees of Skagit, as well as the Loan Committee of the Bank.  A copy of the press release issued by Skagit announcing the appointment of Mr. Fisher to the Board is filed as Exhibit 99.1 to this Report.

Item 9.01.                                        Financial Statements and Exhibits.

(d)                                        Exhibits.

99.1                     Press Release dated July 18, 2012 announcing the appointment of a new director.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 23, 2012	SKAGIT STATE BANCORP, INC

	By:	/s/ Cheryl R. Bishop
Cheryl R. Bishop
President and Chief Executive Officer